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                                                                     EXHIBIT 4.1


                    CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                     FOR SPECIFIED PORTIONS OF THIS DOCUMENT



                     INDEX OF OMITTED INFORMATION FOR WHICH
                    CONFIDENTIAL TREATMENT HAS BEEN REQUESTED



         1. In Section 1, titled "Carriage Guarantee," the omitted information for which confidential treatment has been requested, and that has been replaced by an asterisk, are numerical percentage values.


         2. In Section 3, titled "Content Restrictions," the omitted information for which confidential treatment has been requested, and that has been replaced by an asterisk, are specific programming content restrictions to which the parties to the Agreement have agreed.


THE SPECIFIED MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
         IN CONNECTION WITH AN APPLICATION FOR CONFIDENTIAL TREATMENT.




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   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE OMITTED PORTIONS OF THIS
                                    DOCUMENT



                                  June 11, 1997


VIA FACSIMILE
Louis A. Isakoff, Esq.
Senior Vice President and General Counsel
International Family Entertainment, Inc.
P. O. Box 2050
Virginia Beach, VA  23450-2050

         Re: Affiliation Agreement dated as of December 28, 1989 (the "Agreement"), by and between Satellite Services, Inc. ("Affiliate") and The Family Channel ("FAM"), a division of International Family Entertainment, Inc. ("IFE"), as amended by an Amendment dated as of January 1, 1994 (the "First Amendment") and a Letter of Amendment dated May 16, 1996 (the "Second Amendment")

Dear Lou:

         This Letter of Amendment (the "Third Amendment") shall amend the above-referenced Agreement. Terms not defined in this Third Amendment shall have the definitions given to them in the Agreement or the Second Amendment, as appropriate. In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FAM and Affiliate agree as follows:

         1. Carriage Guarantee. Section 3(a) of the Agreement is hereby amended by deleting the language that begins with the words "Notwithstanding the foregoing. . ." and continuing through the end of Section 3(a) as it appears in the Agreement (but not deleting the language added to Section 3(a) by means of the Second Amendment) and adding in lieu thereof the following:

         Notwithstanding the foregoing and Section 7(g) hereof, during the Term, Affiliate shall meet the following penetration requirements for carriage of the FAM Service:

                  (1) The total of FAM Subscribers shall be no less than * % of the number of Basic Subscribers (as defined below) in cable television systems that meet, as of the time compliance is tested, the System
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* Material has been omitted and filed separately with the Commission in connection with an application for confidential treatment.
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   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE OMITTED PORTIONS OF THIS
                                    DOCUMENT

                           qualifications of Exhibit A hereto and either: (A) are carrying the FAM Service on the date hereof; or
                           (B) are acquired by Affiliate or



                           an affiliate of Affiliate after the date hereof and are carrying the FAM Service on the date of acquisition. "Basic Subscribers" shall mean, with respect to each System, the total number of subscribers receiving video programming services in such System, excluding any subscriber receiving solely the "lifeline" level of service and/or pay or pay-per-view services. "Lifeline" shall have the definition set forth in Exhibit B to the Second Amendment. Affiliate may exclude from the foregoing calculation any System that is sold or divested by Affiliate or an affiliate of Affiliate after the date hereof or ceases to meet the System Qualifications of Exhibit A hereto.

                  (2) The penetration of the FAM Service in any System that meets the System qualifications of Exhibit A hereto and is carrying the FAM Service shall, during the Term, be no less than * % of the number of Basic Subscribers in such System; provided, however, that if the penetration of the FAM Service in any System is less than *% on the date hereof, Affiliate shall not be obligated to reposition the FAM Service in such System during the Term. In addition, if the penetration of the FAM Service in any System hereafter acquired by Affiliate or an affiliate of Affiliate is less than *%, Affiliate shall not be obligated to reposition the FAM Service in such System during the Term, and such System will be excluded from *% calculation set forth in subparagraph (1) above.

                  (3) Notwithstanding the foregoing, nothing herein shall obligate Affiliate or any affiliate of Affiliate to launch or carry the FAM Service in any System that fails, now or in the future, to meet the System qualifications of Exhibit A hereto, or that meets the System qualifications of Exhibit A hereto and is not carrying the FAM Service on the later of the date hereof or the date of acquisition of the System.

                  (4) The Systems shall distribute the FAM Service on a full-time basis only; provided, however, that any System which distributes the FAM Service on a part-time basis as of the date hereof or on the date of acquisition of such System, whichever is later, shall have

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* Material has been omitted and filed separately with the Commission in connection with an application for confidential treatment.
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      CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE OMITTED PORTIONS OF
                                  THIS DOCUMENT


                           the right to continue distributing the Service on a part-time basis during the Term of this Agreement.



         2. Combining Satellite and Cable Distribution. Section 3(c) of the Agreement shall be amended by adding at the end thereof the following:

          FAM and Affiliate expressly agree that, notwithstanding any other provision of this Agreement to the contrary, Affiliate may deliver the FAM Service to its Subscribers by any of the technologies provided for herein and/or in more than one such technology. Without limiting the foregoing and notwithstanding the second sentence of Section 2(a) hereof, Affiliate is expressly authorized to distribute the FAM Service to customers who receive the FAM Service and other video programming services from a combination of satellite and terrestrial distribution modalities. The Fees set forth in Section 7(a)(I) hereof shall apply to any such FAM Subscriber and Affiliate shall be required to pay only one Fee for any FAM Subscriber, even if that FAM Subscriber receives the FAM Service via more than one technology. Notwithstanding the foregoing, if a subscriber receives the FAM Service via a distribution modality for which the subscriber pays a separate fee from any fee paid to a distribution modality affiliated with Affiliate, the foregoing provision shall not eliminate Affiliate's obligation to pay Fees for such subscriber under this Agreement.

         3. Content Restrictions. The words "sports series and specials," shall be deleted from Section 2(e) and Section 6(b) of the Agreement and a new Section 6(d) shall be added to the Agreement, as follows:

                  (d) Notwithstanding any other provision hereof, in particular
         Section 2(e) hereof and the foregoing provisions of this Section 6, the FAM Service shall not contain *

         4. Effective Date. This Agreement shall be effective on the earlier to occur of (i) the Closing of the Contribution under the Contribution and Exchange Agreement by and among Liberty Media Corporation, Liberty IFE, Inc., and Fox Kids Worldwide, Inc., dated June 6, 1997, and (ii) the Effective Time of the Merger (as defined in the Merger Agreement by and among For Kids Worldwide, Inc., Fox Kids Merger Corporation, and International Family Entertainment, Inc., dated June 6, 1997.) If not effective prior to such time, this Amendment shall terminate upon the expiration or termination of the Merger Agreement in Accordance with its terms.

----------
* Material has been omitted and filed separately with the Commission in connection with an application for confidential treatment.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE OMITTED PORTIONS OF THIS
                                    DOCUMENT

         If the foregoing accurately reflects your understanding, please so indicate by executing this Third Amendment in the space indicated and returning it to me.



                                     Very truly yours,


                                     /s/ Jedd S. Palmer
                                     President, Satellite Services, Inc.

ACCEPTED AND AGREED TO
FOR THE FAMILY CHANNEL AND FOR
INTERNATIONAL FAMILY ENTERTAINMENT, INC.
THIS 11th DAY OF MAY, 1997:


By: /s/ Timothy Robertson

Name: Timothy Robertson

Title: President and CEO